Exhibit 99.2


  Written Statement of the Vice President - Finance and Chief Financial Officer
                          of The Middleton Doll Company
                         Pursuant to 18 U.S.C. ss. 1350


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Vice President - Finance and Chief Financial Officer of The Middleton Doll Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report of Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 13, 2002

                                          /s/ Susan J. Hauke
                                          -------------------------------------
                                          Susan J. Hauke
                                          Vice President Finance and
                                          Chief Financial Officer